EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gaylord Entertainment Company 401(k) Savings Plan

Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Gaylord Entertainment Company of our report dated June 19, 2012 relating to the 2011 financial statements and supplemental schedule of the Gaylord Entertainment Company 401(k) Savings Plan which appears in this 2011 Annual Report on Form 11-K.

/s/ Lattimore Black Morgan and Cain, PC

Brentwood, Tennessee

June 19, 2012